Exhibit 99.1

indie Semiconductor Announces Pricing of Private Offering

ALISO VIEJO, Calif.--November 17, 2022-- indie Semiconductor, Inc. (“indie” or “we”) (NASDAQ: INDI), an Autotech solutions innovator, today announced the pricing of its offering of $140 million aggregate principal amount of its 4.500% Convertible Senior Notes due 2027 (the “notes”) through a private offering to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The offering was multiple times oversubscribed but only slightly upsized from the originally announced $125 million in aggregate principal amount to accommodate long-term oriented investor demand. indie has also granted the initial purchasers in the offering an option to purchase, exercisable within the 30-day period immediately following the pricing date of the offering, up to an additional $20 million aggregate principal amount of notes. Purchasers of the notes included funds or accounts managed by Soros Fund Management LLC, Lord Abbett and Polar Capital. The offering is expected to close on November 21, 2022, subject to customary closing conditions.

The notes will be senior unsecured obligations of indie, and interest on the notes will be payable semiannually in arrears on May 15 and November 15 of each year, beginning on May 15, 2023. The notes will mature on November 15, 2027, unless earlier repurchased, redeemed or converted.

indie estimates that the net proceeds from the offering will be approximately $135.0 million (or approximately $154.5 million if the initial purchasers exercise in full their option to purchase additional notes), after deducting fees and estimated offering expenses payable by indie. indie expects to use a portion of the net proceeds from the offering to repurchase shares of common stock, as described below, and to use the remainder of the net proceeds from the offering for general corporate purposes, which may include additional repurchases of common stock and/or purchases of indie’s warrants to purchase common stock and potential acquisitions.

indie may not redeem the notes prior to November 20, 2025. indie may redeem for cash all or any portion of the notes, at indie’s option, on or after November 20, 2025 if the last reported price of indie’s Class A common stock (the “common stock”) has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which indie provides notice of redemption, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

The notes will be convertible into cash, shares of common stock or a combination of cash and shares of common stock, at indie’s election, at an initial conversion rate of 115.5869 shares of common stock per $1,000 principal amount of notes, which is equivalent to an initial conversion price of approximately $8.65 per share of common stock. The initial conversion price of the notes represents a premium of approximately 30% to the $6.655 per share last reported sale price of the common stock on The Nasdaq Capital Market on November 16, 2022.

Prior to the close of business on the business day immediately preceding August 15, 2027, the notes will be convertible at the option of the holders only upon the satisfaction of certain conditions and during certain periods. Thereafter, until the close of business on the second scheduled trading day immediately preceding the maturity date, the notes will be convertible at the option of the holders at any time regardless of these conditions. If indie undergoes a “fundamental change” (as defined in the indenture governing the notes), holders may require indie to repurchase for cash all or any portion of their notes at a price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the repurchase date. In addition, if a “make-whole fundamental change” (as defined in the indenture governing the notes) occurs prior to the maturity date, or if indie delivers a notice of redemption, indie will, under certain circumstances, increase the conversion rate by a number of additional shares of common stock for notes that are converted in connection with such make-whole fundamental change or for notes called (or deemed called) for redemption that are converted in connection with such notice of redemption.

Concurrently with the pricing of the notes, indie entered into privately negotiated transactions through one of the initial purchasers to repurchase shares of its common stock. In light of demand from long-term oriented investors, only approximately 1.1 million shares of common stock were concurrently repurchased for an aggregate purchase price of roughly $7.4 million. This repurchase may have increased, or reduced the size of any decrease in, the trading price of the common stock, and may have affected the initial terms of the notes, including the conversion price of the notes.

The notes and the shares of common stock issuable upon conversion of the notes, if any, have not been, and will not be, registered under the Securities Act, or under any state securities laws, and may not be offered or sold in the United States without registration under, or an applicable exemption from, the registration requirements. This press release is not an offer to sell, nor is it a solicitation of an offer to buy, these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state or any jurisdiction.

About indie

indie is empowering the Autotech revolution with next-generation automotive semiconductors and software platforms. We focus on edge sensors spanning multiple modalities, including LiDAR, radar, ultrasound and computer vision for Advanced Driver Assistance Systems (ADAS), user experience and electrification applications. These technologies represent the core underpinnings of both electric and autonomous vehicles while our advanced user interfaces enabled by our mixed-signal SoCs transform the in-cabin experience to mirror and seamlessly connect to the mobile platforms we rely on every day. We are an approved vendor to Tier 1 partners and our solutions can be found in marquee automotive OEMs around the world. Headquartered in Aliso Viejo, CA, indie has design centers and sales offices in Austin, TX; Boston, MA; Detroit, MI; San Francisco and San Jose, CA; Córdoba, Argentina; Budapest, Hungary; Dresden and Munich, Germany; Cambridge, England; Edinburgh, Scotland; Rabat, Morocco; Haifa, Israel; Quebec City, Canada; Seoul, South Korea; Tokyo, Japan and several locations throughout China.

Forward-Looking Statements

This press release contains “forward-looking statements” (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended). Such statements can be identified by words such as “will likely result,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “plan,” “project,” “outlook,” “should,” “could,” “may” or words of similar meaning and include, but are not limited to, statements regarding our future business and financial performance and prospects, including our expectations regarding the transactions described in this press release and the anticipated use of proceeds therefrom. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results included in such forward-looking statements. In addition to the factors previously disclosed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the SEC on April 11, 2022 and in our other public reports filed with the SEC (including those identified under “Risk Factors” therein), the following factors, among others, could cause actual results and the timing of events to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: macroeconomic conditions, including inflation, rising interest rates and volatility in the credit and financial markets; the impact of the COVID-19 pandemic; the impact of Russia’s invasion of Ukraine; our reliance on contract manufacturing and outsourced supply chain and the availability of semiconductors and manufacturing capacity; competitive products and pricing pressures; our ability to win competitive bid selection processes and achieve additional design wins; the impact of any acquisitions we may make, including our ability to successfully integrate acquired businesses and risks that the anticipated benefits of any acquisitions may not be fully realized or take longer to realize than expected; our ability to develop, market and gain acceptance for new and enhanced products and expand into new technologies and markets; trade restrictions and trade tensions; political or economic instability in our target markets; the inability to maintain the listing of our common stock or the public warrants on Nasdaq; our ability to effectively deploy the net proceeds from the issuance of the notes; and other risks described from time to time in periodic and current reports that we file with the SEC. All forward-looking statements in this press release are expressly qualified in their entirety by the foregoing cautionary statements.

Investors are cautioned not to place undue reliance on the forward-looking statements in this press release, which information set forth herein speaks only as of the date hereof. We do not undertake, and we expressly disclaim, any intention or obligation to update any forward-looking statements made in this announcement or in our other public filings, whether as a result of new information, future events or otherwise, except as required by law.

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Source: indie Semiconductor